UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 25, 2016
Date of Report (Date of earliest event reported)

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THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

(310) 207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Todd Tappin resigned from his position as Chief Financial Officer and Chief Operating Officer of The Rubicon Project, Inc. (the “Company”) effective May 25, 2016.
The Board appointed David L. Day as Interim Chief Financial Officer effective May 25, 2016. Mr. Day will also continue to serve as Chief Accounting Officer, Controller, and Treasurer of the Company.
Information regarding the business experience and background of Mr. Day is incorporated by reference to the relevant information set forth in the Company’s proxy statement for its 2016 annual meeting of stockholders, as filed with the SEC on April 13, 2016. The Company has not yet entered into any new compensation arrangements with Mr. Day in connection with his becoming Interim Chief Financial Officer. There is no arrangement or understanding between Mr. Day and any other person pursuant to which he was appointed Interim Chief Financial Officer. There are no transactions involving Mr. Day requiring disclosure under Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated May 25, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: May 25, 2016	By:	/s/ Jonathan Feldman
Jonathan Feldman
Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated May 25, 2016.